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Exhibit 32.1

Certification Pursuant to 18 U.S.C. Sec. 1350
(Section 906 of the Sarbanes-Oxley Act of 2002)

        In connection with the filing by Senior Housing Properties Trust (the "Company") of the Annual Report on Form 10-K for the period ended December 31, 2008 (the "Report"), each of the undersigned hereby certifies, to the best of his knowledge:

  1.
  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  2.
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Barry M. Portnoy	/s/ David J. Hegarty
Barry M. Portnoy	David J. Hegarty
Managing Trustee	President and Chief Operating Officer
/s/ Adam D. Portnoy	/s/ Richard A. Doyle
Adam D. Portnoy	Richard A. Doyle
Managing Trustee	Treasurer and Chief Financial Officer
Date: March 2, 2009

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  Exhibit 32.1